EXHIBIT: 10.11.2


                                   APPENDIX 7






                             GROUND LEASE AGREEMENT,

                                     BETWEEN

                       UNION CARBIDE CORPORATION, LANDLORD

                                       AND

                    NORTHERN COGENERATION ONE COMPANY, TENANT

                                      DATED

                                 JANUARY 1, 1986

                                       IN

                                TEXAS CITY, TEXAS



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                                TABLE OF CONTENTS


ARTICLE I:    DEFINITIONS..................................................... 1
       1.01.  Certain Definitions............................................. 1

ARTICLE II:   DEMISE; TERM; USE............................................... 3
       2.01.  Demise of Premises.............................................. 3
       2.02.  Term and Commencement........................................... 4
       2.03.  Renewal and Extension........................................... 5
       2.04.  Use of Premises................................................. 5

ARTICLE III:  CONSTRUCTION OF IMPROVEMENTS AND LANDLORD'S IMPROVEMENTS........ 6
       3.01.  Plans........................................................... 6
       3.02.  Contractor...................................................... 7
       3.03.  Construction.................................................... 7
       3.04.  Compliance Inspections.......................................... 7
       3.05.  Utilities....................................................... 7
       3.06.  Payment Certificate............................................. 8
       3.07.  Ownership of Landlord's Improvements............................ 9
       3.08.  Tenant's Failure to Complete.................................... 9
       3.09.  Tenant's Failure to Prosecute the Work.......................... 9

ARTICLE IV:   RENT AND ADJUSTMENTS............................................ 9
       4.01.  Payment of Rent................................................. 9
       4.02.  Net Lease.......................................................10

ARTICLE V:    TAXES, UTILITIES AND ADDITIONAL EXPENSES........................10
       5.01.  Tenant's Payment of Taxes and Assessments.......................10
       5.02.  Utility Charges.................................................12
       5.03.  Liens...........................................................12
       5.04.  Landlord's Option to Pay or Perform.............................13

ARTICLE VI    REPAIR AND MAINTENANCE..........................................13
       6.01.  Obligation of Repair............................................13
       6.02.  Safety and Environmental Matters................................13


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ARTICLE VII:  INSURANCE; INDEMNIFICATION......................................15
       7.01.  Tenant's Insurance..............................................15
       7.02.  Maintenance of Insurance........................................15
       7.03.  Waiver of Subrogation Rights....................................16
       7.04.  INDEMNITY.......................................................16

ARTICLE VIII: DAMAGE AND DESTRUCTION..........................................17
       8.01.  Election to Restore.............................................17
       8.02.  Election to Terminate...........................................17

ARTICLE IX:   CONDEMNATION....................................................17
       9.01.  Total Taking....................................................17
       9.02.  Partial Taking..................................................18
       9.03.  Prosecution of Proceedings......................................18

ARTICLE X:    TRADE FIXTURES AND OTHER IMPROVEMENTS ON TERMINATION............19
       10.01. Ownership of Improvements.......................................19
       10.02. Removal of Trade Fixtures by Tenant.............................19

ARTICLE XI:   DEFAULTS AND REMEDIES...........................................20
       11.01. Events of Default by Tenant.....................................20
       11.02. Landlord's Remedies.............................................20
       11.03. Events of Default by Landlord...................................21
       11.04. Tenant's Remedies...............................................22
       11.05. Damage Limitations..............................................22
       11.06. Non-Waiver......................................................23
       11.07. Remedies Cumulative.............................................23

ARTICLE XII:  TRANSFER OF INTERESTS...........................................23
       12.01. Assignment and Subletting.......................................23
       12.02. Permitted Transfers.............................................23
       12.03. Prohibition Against Encumbrances................................24
       12.04. Estoppel Certificates...........................................24

ARTICLE XIII: LANDLORD'S RIGHT TO USE PREMISES................................24

ARTICLE XIV:  QUIET ENJOYMENT.................................................24


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ARTICLE XV:   HOLDING OVER....................................................25

ARTICLE XVI:  NOTICES.........................................................25

ARTICLE XVII: GENERAL PROVISIONS..............................................26
       17.01. Time is of the Essence..........................................26
       17.02. Entire Agreement................................................26
       17.03. No Agency or Partnership........................................26
       17.04. No Merger.......................................................26
       17.05. Attorneys' Fees.................................................27
       17.06. Governing Law...................................................27
       17.07. Partial Invalidity..............................................27
       17.08. Binding Effect..................................................27
       17.09. Construction....................................................27
       17.10. Memorandum of Lease.............................................27
       17.11. Confidentiality.................................................27
       17.12. Force Majeure...................................................28
       17.13. Compliance with Laws............................................28
       17.14. Late Payments...................................................28
       17.15. Precautionary Filings...........................................28
       17.16. Priority of Agreements..........................................29
       17.17. Fair Market Value...............................................29


EXHIBIT A:    Legal Description of Premises

EXHIBIT A-1:  Premises Survey

EXHIBIT B:    Cogeneration Site Clearance

EXHIBIT C:    Designation of Main Drainage Ditch


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                             GROUND LEASE AGREEMENT

          THIS GROUND LEASE AGREEMENT dated as of January 1, 1986 ("Lease") is made and entered into by and between UNION CARBIDE CORPORATION ("Landlord") and NORTHERN COGENERATION ONE COMPANY ("Tenant").


                               W I T N E S E T H:

                                   ARTICLE I

                                  DEFINITIONS


            1.01. Certain Definitions. In addition to those certain terms defined elsewhere in this Lease, the following capitalized terms shall be defined as set forth below, for purposes of this Lease and all supplements and amendments hereto, unless otherwise required by the context in which such term appears:

            (1) "Additional Rent" means any and all sums other than Annual Rent which Tenant is or becomes obligated to pay to Landlord under this Lease.

            (2) "Agreements" means this Lease, the Steam and Electricity Service Agreement and the Utility Service Agreement.

            (3)   "Annual Rent" shall have the meaning described in Section
      4.01.

            (4) "Applicable Law" means all present and future statutes, regulations, ordinances, resolutions and orders of any Governmental Authority in any way relating to this Lease, the Premises or Tenant's use thereof.

            (5) "Applicable Rate" means, at any time, the then current short-term borrowing rate, plus one percent (1%0, of the obligor, not to exceed the maximum interest rate permitted to be charged by Applicable Law.

            (6) "Commencement Date" means that date for commencement of the Term of this Lease determined in accordance with Section 2.02 hereof.

            (7) "Commencement of Service Date" shall have the same meaning as described in the Steam and Electricity Service Agreement.

            (8) "Contractor" means the general construction contractor or contractors for construction of Tenant's Plant, selected by Tenant as provided in Section 3.02.


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            (9)   "Force Majeure" means fire, strike, riot, explosion, flood, accident, acts of God, the public enemy, governmental laws, ordinances, rules or regulations (whether valid or invalid), or without limitation by enumeration, any other acts or circumstances beyond the reasonable control of the affected party which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than the payment of Rent). Unscheduled shutdowns due to failure of either party to properly maintain the equipment for which it is responsible according to accepted practices shall not be considered as a force majeure event.

            (10) "Governmental Authority" means any federal, state, county or municipal governing body, and any department, agency or board thereof, having jurisdiction over the Project.

            (11)  "Improvements" means Tenant's Plant and the Retrofit
      Equipment.

            (12) "Landlord's Improvements" means those improvements on certain land as designated in the plans and specifications attached hereto as Exhibit "B".

            (13) "Landlord's Land" means the land owned by Landlord in Texas City, Texas, situated in the vicinity of the Premises, as such land may be increased or decreased from time to time, except that the Premises is expressly excluded from such definition.

            (14) "Landlord's Plant" means the plant, including equipment, rolling stock and all personal property of any kind, owned and operated by or on behalf of Landlord on Landlord's Land, now or in the future, being the property and equipment on Landlord's side of the Point of Delivery, excluding the Retrofit Equipment.

            (15) "Lease Year" means each calendar year, or portion thereof, during the term of the Lease.

            (16) "Plans" means the plans and specifications for the construction of the Improvements, prepared as provided in Section 3.01.

            (17) "Point of Delivery" shall be those points specified in the Steam and Electricity Service Agreement.

            (18) "Premises" means the property which is the subject hereof and leased by Landlord to Tenant and which is described by metes and bounds in Exhibit A, attached hereto.


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            (19)  "Project" means the Premises and Tenant's Plant to be constructed thereon.

            (20)  "Rent" means Annual Rent and Additional Rent.

            (21) "Retrofit Equipment" means that equipment described in the Steam and Electricity Service Agreement as Retrofit Equipment and owned, constructed and provided by Tenant on Landlord's Land.

            (22) "Steam and Electricity Service Agreement" means the Steam and Electricity Service Agreement dated as of June 12, 1985, between Landlord and Tenant providing for the sale and purchase of steam and electricity as therein provided, as amended from time to time.

            (23) "Substantial Completion" means that Tenant's Plant has been substantially completed in accordance with the Plans and evidenced by a certificate to such effect executed by Landlord and Tenant. Such certificate shall not be withheld because certain minor items of construction or mechanical adjustment remain to be completed.

            (24) "Tenant's Plant" means the plant, including equipment, rolling stock and all personal property of any kind, owned and operated by Tenant on the Premises, being the property and equipment on Tenant's side of the Point of Delivery up to and including the Point of Delivery.

            (25)  "Term" means the term of this Lease, as provided in Sections
      2.02 and 2.03.

            (26) "Utility Service Agreement" means the Utility Service Agreement dated as of June 12, 1985, between Landlord and Tenant providing for the sale of utility service as therein provided, as amended from time to time.

                                   ARTICLE II

                               DEMISE; TERM; USE


            2.01 Demise of Premises. (a) Subject to the terms and conditions set forth herein, and in consideration of the covenants of payment and performance set forth herein, Landlord hereby leases and demises unto Tenant, and Tenant hereby rents and accepts from Landlord, the Premises, subject to all existing exceptions, reservations, conditions, restrictions, easements and other third-party rights and the exception and reservation by Landlord of the exclusive right to use any wastewater, drainage, utility or product ditches, conduits or pipelines now located in, under, upon or through the Premises, whether visible from


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apparent inspection or otherwise, except as may be otherwise expressly provided by the Agreements. The foregoing shall be subject to the limitations and indemnification contained in Section 6.02 (b) of this Agreement.

                  (b) Landlord agrees to inform Tenant of the nature and approximate location of such facilities or easements on or pertaining to the Premises, or privilege to install same, of which Landlord is aware. Tenant has the duty to investigate and inspect the Premises for the purpose of ascertaining the conditions existing at such Premises; provided, however, that the inability to visually observe any of such conditions shall not affect Tenant's liability and responsibilities hereunder. In any event, Tenant shall have the right to build the Improvements in substantially. the manner originally anticipated as long as the construction, operation and use thereof does not unreasonably interfere with the rights of those parties entitled to possession of the Premises by way of easements, whether express, prescriptive or otherwise.

                  (c) Tenant may, at Tenant's sole cost, expense and liability, exercise all of Landlord's rights and privileges pertaining to the relocation or removal of third party property on the Premises, subject however to any pre-existing agreements between Landlord and such third party. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, damages or liabilities arising in connection with the exercise of such rights and privileges.

                  (d) Landlord, its subsidiaries and affiliates, currently utilize portions of the Premises for pipelines as indicated on the site plan of
D. Engineers, Inc., dated September 30, 1985, and such use shall continue uninterrupted by this Lease, subject however to the provisions of
Section 2.01(b) above. Landlord shall have the right to evidence in written, recordable form easements sufficient to reasonably service such pipelines and this Lease shall thereby be subject to such easements.

            2.02 Term and Commencement. Unless sooner terminated as provided in this Lease, the Term of this Lease will be for a period beginning on the Commencement Date and ending on June 30, 1999, or such earlier date as the Steam and Electricity Service Agreement may terminate if such termination is due to Tenant's default or the mutual agreement of the parties. The Commencement Date and the date of delivery of possession of the Premises to Tenant shall be the effective date of this Agreement or such earlier date as may be mutually agreed by the parties hereto. Notwithstanding the Commencement Date, however, Landlord shall have the right to use the Premises as a parking lot until such


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time as Tenant has provided satisfactory alternative parking facilities for
Landlord as specified on Exhibit "B" hereto.

            2.03. Renewal and Extension. In the event that the parties agree to extend the Steam and Electricity Service Agreement beyond the initial term thereof, this Lease shall be extended for the same period of time. In the event of termination of the Steam and Electricity Agreement (except due to the default by Tenant) and subject to the continuous operation of Tenant's Plant and the Retrofit Equipment in accordance with Section 2.04 below and this Lease, the term of this Lease shall be extended at the option of Landlord and Tenant f or so long as Tenant's Plant is used for the production of steam or electric power, provided that if Landlord chooses in its sole discretion not to extend the term of this Lease, Tenant shall have, the option to purchase the Premises upon terms mutually agreeable to Landlord and Tenant. In the event Landlord and Tenant are unable to reach a satisfactory agreement as to acquisition of the Premises and Tenant still desires to purchase the Premises, the purchase price shall be the fair market value of the Premises as determined in accordance with
Section 17.17 of this Lease. Within sixty (60) days after Landlord provides written notice to Tenant of its election not to extend this Lease, Tenant shall provide written notice to Landlord whether it intends to purchase the Premises. Conveyance of the Premises to Tenant and payment of the consideration for such sale shall occur within sixty (60) days after the purchase price is agreed upon or determined. In the event Tenant fails or refuses to exercise the option provided for herein, Tenant shall have no continuing right to the Premises after termination of this Lease, except as may be otherwise provided in this Lease. The instrument(s) conveying the Premises to Tenant shall contain a restriction limiting use of the Premises to the same extent limited by this Lease, unless otherwise approved by Landlord, which approval shall not be unreasonably withheld as long as the intended use does not potentially interfere with the ongoing business of Landlord. Landlord and Tenant shall also agree upon such mutual reciprocal easements and rights and obligations between Landlord and Tenant as may be necessary to continue use of the Premises, the Improvements and Landlord's Plant in the same manner contemplated by this Lease. Such restriction and mutual reciprocal easements shall terminate in the event Landlord becomes the owner of the Premises or the Premises is merged with Landlord's Land. In the event of violation of such restriction, Landlord shall have the option to acquire the Premises in the same manner described above and the Improvements shall be disposed of in accordance with Article X.

            2.04. Use of Premises. Tenant shall have the right to use the Premises for the following purposes, and only for those purposes: construction of Tenant's Plant, and the business of


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operating and maintaining Tenant's Plant for the generation and production of steam and electricity for sale to Landlord and third parties. Any use by Tenant of the Premises for any other purposes shall require the specific prior written approval of Landlord thereto. Tenant shall at all times during the Term, excepting periods of reconstruction due to casualty or condemnation (provided Tenant diligently and continuously prosecutes the same), continuously operate Tenant's Plant and the Retrofit Equipment in accordance with the terms of the Agreements. Notwithstanding the above, however, if Landlord is in default under the Steam and Electricity Service Agreement, and said Agreement has been terminated for that reason, Tenant shall have the right for the balance of the term of any then effective agreement for the sale of electric power generated by Tenant's Plant to operate and maintain Tenant's Plant. If, however, Tenant is in default under (i) the existing agreement, as amended, for the sale of electricity to said public utility of electric power generated by Tenant's Plant and (ii) the Steam and Electricity Agreement and/or Utility Service Agreement and Landlord has obtained the full amount of its remedy due to such default, Tenant may sublease the Premises to said electric public utility for the balance of the original term of this Lease.

                                  ARTICLE III

            CONSTRUCTION OF IMPROVEMENTS AND LANDLORD'S IMPROVEMENTS


            3.01. Plans. (a)   Tenant shall, without expense to Landlord,
prepare plans and specifications for construction of the Improvements and shall construct such Improvements as required by the Steam and Electricity Service Agreement. Such plans and specifications shall include working drawings, complete for building purposes and sufficient for approval by all Governmental Authorities. Tenant shall design the Improvements to provide for all surface water runoff to be delivered in the manner designated on Exhibit "C" hereto. Tenant shall design the Improvements to conform with all easement obligations of Landlord and to prevent any damage to pipelines existing on the Premises on the date of execution of this Lease. Tenant shall comply with all pipeline easement conditions applicable to Landlord on the Premises.

                  (b) Tenant, as an independent contractor and not as an agent or partner of Landlord, shall also construct Landlord's Improvements at no cost to Landlord on land to be provided by Landlord in accordance with the plans and specifications. for Landlord's Improvements attached hereto as Exhibit "B". Landlord's Improvements are hereby expressly agreed not to be part of the Retrofit Equipment.


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                  (c)   Tenant shall obtain, without expense to Landlord, all
building permits and approvals required by Governmental Authorities before commencing construction.

            3.02. Contractor. (a)   Tenant shall retain one or more contractors
(the "Contractor") to construct the Improvements and Landlord's Improvements. The construction contract to be executed between Tenant and Contractor shall provide that Contractor shall look solely to Tenant for any payment due under the construction contract.

                  (b) Tenant shall require all Contractors to furnish payment and performance bonds, naming Landlord as a co-obligee, which shall be in such amount and with such other terms as are reasonably satisfactory to Landlord. Such bonds shall remain in effect notwithstanding any breach of contract by Tenant or termination of this Lease. The comprehensive general liability insurance and indemnification provisions set forth in Article VII shall apply to the construction of Landlord's Improvements, and Tenant shall require similar provisions of its Contractors.

            3.03. Construction. Upon obtaining required permits and approvals, Tenant shall commence construction of the Improvements and Landlord's Improvements and thereafter prosecute same to Substantial Completion. All construction shall be done substantially in accordance with the Plans, in compliance with all Applicable Laws, and in a good and workmanlike manner. Tenant shall pay all bills for labor, materials and supplies in connection with such construction, and shall obtain releases of liens from the persons or entities performing such labor or furnishing such materials and supplies, and all fees for engineering, architectural, legal and other professional services incurred in connection with such construction.

            3.04. Compliance Inspections. Landlord shall have the right to inspect, at any time during business hours, the Improvements and Landlord's Improvements and all construction and materials thereof and all plans, drawings, records and other documents that relate to construction of the Improvements and Landlord's Improvements. Tenant shall afford Landlord full and free access to the Improvements and Landlord's Improvements and all such documents. Landlord shall have no obligation to make any inspections, and if Landlord makes any inspection, Landlord shall have no responsibility or liability for detecting or determining deficiency in construction or variance from the Plans.

            3.05. Utilities. Except to the extent otherwise provided in the Steam and Electricity Service Agreement and the Utility Service Agreement, Tenant shall be responsible for obtaining satisfactory utility service for full operation of the Improvements without expense to Landlord. As an incident to


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
Tenant's occupancy and subject to availability, capacity and sufficient prior notice, Landlord will endeavor to provide Tenant with electric power sufficient to enable Tenant to commence initial operations in Tenant's Plant on the Premises or restart Tenant's Plant in the event of a power shutdown. Such power shall be generated from Landlord's qualifying cogeneration facilities under Federal Energy Regulatory Commission guidelines. Tenant's use of power supplied by Landlord shall be strictly limited to use at Tenant's Plant and may not be held for resale or distribution to any other party. Landlord shall have the right to terminate the supply of electric power if at any time such activity would endanger the operations at Landlord's Plant or if required under Applicable Laws. The agreement of the Landlord to the foregoing is based on the assumption that the ratepayers of the utility in whose service area the Tenant is located will not be substantially adversely affected as a result of the activity of Landlord or Tenant anticipated by this Section. If at any time it is claimed by governmental agencies exercising jurisdiction in such area under Applicable Laws that Landlord is in violation of Applicable Laws, that Landlord is required to obtain a Certificate of Convenience and Necessity or that the services provided by Landlord are deemed evidence that it is operating or holding itself out as a public utility, any rights or obligations with regard to supplying electric power shall thereby terminate. Landlord shall not be liable to Tenant for any claims, damages, loss or liability due to (i) Landlord's inability or failure to furnish any of the power pursuant to the provisions of this Section on account of any force majeure occurrences, (ii) any failure of Landlord's supplier of electricity to provide adequate and reliable service which affects Landlord's ability to provide power to Tenant, or (iii) any failure, interruption or curtailment of any of the power due to equipment, labor or other problems which do not arise out of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Tenant shall fully and promptly pay, perform, discharge, defend, indemnify and hold Landlord harmless from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from Landlord delivering electric power to Tenant's Plant.

            3.06. Payment Certificate. At the time of Substantial Completion, Tenant shall deliver to Landlord a certificate signed by Tenant and Contractor certifying that all work for which payment is due under the Construction Contract has been completed and fully paid for. Such certificate shall constitute Tenant's representation that the materials have been physically incorporated into the Improvements or Landlord's Improvements free of liens and encumbrances and that the work conforms to the Plans and Applicable Law.


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            3.07. Ownership of Landlord's Improvements. Upon Substantial
Completion of Landlord's Improvements, ownership and possession of Landlord's Improvements shall be transferred to Landlord by Tenant. Tenant shall promptly provide Landlord with whatever documentation may reasonably be required by Landlord to effectively transfer such ownership.

            3.08. Tenant's Failure to Complete. If the Commencement of Service Date does not occur within thirty-six (36) months after the effective date of execution of this Lease, unless the prior written approval of Landlord thereto is received, Landlord may by written notice delivered to Tenant within ninety
(90) days after the expiration of said thirty-six (36) month period exercise any or all of the following options:

                  (a) Landlord, may, without cost to Landlord, terminate this Lease and require the Premises to be returned to the condition in which it existed on the Commencement Date, within a reasonable period thereafter, but not to exceed nine (9) months after termination.

                  (b) Landlord may elect to purchase the unfinished Improvements at the fair market value thereof, complete construction of the Improvements and operate the Improvements as it may deem appropriate.

            3.09. Tenant's Failure to Prosecute the Work. If at any time prior to the Commencement of Service Date, Tenant fails to undertake substantial construction towards completion for a continuous period of ninety (90) days for reasons other than force majeure, Tenant shall have thirty (30) days in which to cure such failure after receipt of written notice thereof from Landlord. If Tenant fails to so cure this failure, Landlord may exercise any or all of the remedies specified in Section 3.08.

                                   ARTICLE IV

                              RENT AND ADJUSTMENTS


            4.01. Payment of Rent. Tenant shall pay Rent as follows:

                  (a) Annual Rent beginning on the Commencement of Service Date, as follows: $30,000 for calendar years 1987 and 1999, and $60,000 a year for calendar years 1988 through 1998. Tenant shall pay Annual Rent in advance commencing with the Commencement of Service Date and thereafter pay the appropriate Annual Rent on January 1 of each calendar year of the Term thereafter; and


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
                  (b) In the event of termination of the Agreements or any other agreement providing substitute or similar rights and benefits to Landlord, the Annual Rent due under this Lease shall be adjusted to equal the fair market rental rate for the Premises and other rights provided Tenant under this Lease and, in any event shall not be less than the Annual Rent provided in (a) above. The fair market rental rate shall be that rate agreed upon by Landlord and Tenant as the prevailing market rate and, in the event the parties are not able to reach agreement, the rate shall be determined in accordance with the procedure described in Section 17.17, provided that such appraisers shall determine the fair market rental value on a net lease based upon use of the Premises for industrial activity for the remainder of the term of this Agreement.

                  (c) Additional Rent, including but not limited to those items payable by Tenant to Landlord pursuant to Article V, within twenty
      (20) days of the receipt of Landlord's invoice or statement for same, or if this Lease provides another time for the payment of certain items of Additional Rent then at such other time.

Rent shall be paid in United States dollars without counterclaim, set off or deduction and without demand to Landlord at its address for receipt of notices hereunder, or at such other place in the United States of America as Landlord may from time to time designate in writing.

            4.02. Net Lease. This Lease is a net lease, and Tenant shall pay all costs, taxes and assessments the payment for which Landlord or Tenant is or becomes liable by reason of its estate or interest in the Project or this Lease, and which are connected with or arise out of the possession, use, condition, occupancy, maintenance, repair or rebuilding of the Project, or a portion thereof, except as may be otherwise provided in the Steam and Electricity Service Agreement, the Utility Service Agreement or in Section 6.02(b) of this Lease.

                                   ARTICLE V

                    TAXES, UTILITIES AND ADDITIONAL EXPENSES

            5.01. Tenant's Payment of Taxes and Assessments. (a) Except as otherwise provided herein, Tenant shall pay and discharge, prior to the imposition of any interest or penalty or the attachment of any lien for delinquency in payment, all taxes, assessments and other rates and charges, excises, levies, and other governmental and similar charges, of every character,


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
directly relating to the Project, and any interest and penalties thereon, which at any time during or in respect to the Term may be levied or assessed against, or may become or be a lien upon, or in respect of the interest of Tenant in the Project, or a portion thereof and the possession, use, occupancy, condition, maintenance, repair or rebuilding of the Project by Tenant, or a portion thereof. If at any time during the term of this Lease, the present method of taxation or assessment shall be changed and another shall be substituted therefor, Landlord and Tenant agree to amend this Lease in order to reflect such change and return the parties to the original position intended by the Lease. Nothing in this Section 5.01 shall require Tenant to pay any income or excess profits tax of Landlord, unless such tax is in lieu of or a substitute (in whole or in part) for another tax or assessment upon or against the Project, which, if such other tax or assessment were in effect, would be payable by Tenant. Tenant shall also pay all special assessments for public or other civic improvements assessed or imposed against the Premises or the Improvements. In the event any such assessment also applies to other property of Landlord and is not reasonably capable of being equitably apportioned between Landlord and Tenant, that method of allocation used by the public agency imposing the assessment shall be used. If any such tax, assessment or other charge levied or assessed against the Project may legally be paid in installments, Tenant may pay same in installments and shall be obligated to pay only such installments as are allocable to periods within the Term. Tenant shall promptly furnish to Landlord proof of the payment of any tax, assessment, or other charge payable by Tenant hereunder.

                  (b) Landlord shall pay ad valorem real property taxes for the Project directly to the appropriate taxing authority. However, Tenant shall be liable to Landlord for, and shall pay to Landlord, upon receipt of appropriate evidence that such taxes have been paid, (i) the property taxes for the Premises, determined as the proportion that the acreage of that portion of the Premises included in the statement for such tax bears to the acreage of all the land included in such statement; and (ii) the property taxes for Tenant's Plant, determined as the amount allocable for that portion of Tenant's Plant included in the statement for such tax. Real property taxes on the Premises which are levied or assessed for the tax years in which this Lease commences and terminates, shall be prorated based on the portion of such tax years included in the Term. Notwithstanding the above, to the extent that the Improvements, or portion thereof, are considered as personal property and as required by law, Tenant shall render the Improvements, or any portion thereof, and shall pay any property taxes thereon directly to the appropriate taxing authority.

                  (c) Landlord or Tenant, as appropriate, shall promptly send to the other party a copy of any tax bill, assessment, or other notice pertaining to ad valorem property taxes due against the Project that indicates an increase in the assessed valuation thereof or an increase in the amount of such taxes. Landlord and Tenant shall cooperate in timely legal attempts to render the Project and reduce the amount of any tax thereon prior to its becoming due. Tenant shall have the right to participate on its own behalf in any proceedings affecting the assessed valuation of the Project. After consultation with Landlord, Tenant may, at its cost and expense, contest the existence, amount or validity of any such taxes by appropriate proceedings that prevent the attachment of any lien against the Project, or portion thereof, and the sale, or loss of the Project, or portion thereof, and Tenant shall not be required, and Landlord shall not have the right, to pay any tax, assessment or other charge against the Project or portion thereof, for the duration of such contest; provided Tenant gives such security as may be required in such proceedings to ensure such payment and prevent any sale or loss of the Project, or portion thereof, by reason of nonpayment; and, provided further, that Landlord will not be in any danger of criminal liability by reason of such nonpayment. Tenant shall keep Landlord informed of the status and progress of any contest and provide copies of all material notices, filings and correspondence. Landlord reserves right to become an active participant in any such proceeding to the extent necessary to protect its interests. Tenant will endeavor not to take any action which would have a material adverse impact on Landlord's Land and Landlord's Plant.

                  (d) Notwithstanding any other provision of this Section 5.01, to the extent that the Steam and Electricity Service Agreement or the Utility Service Agreement provide for payment by Landlord by any amounts specified in this Section 5.01, such agreements shall control.

            5.02 Utility Charges. Except to the extent otherwise provided by the Utility Service Agreement and the Steam and Electricity Service Agreement, Tenant shall pay all charges for connection for and use of gas, electricity, water, sewer and all other utilities serving the Project. Landlord shall not be liable to Tenant for any failure or interruption of any service being furnished to the Project nor shall such failure or interruption result in an abatement of Rent unless the same results from the, negligence or intentional act of Landlord, its invitees or licensees.

            5.03 Liens. Tenant or Landlord, as applicable depending on who is legally responsible, shall promptly remove and discharge of record (whether by payment, filing the necessary bond, order of a court of competent jurisdiction or otherwise), without expense to the other party, all liens, encumbrances and charges upon the Project, Tenant's leasehold interest in the Premises, or the Retrofit Equipment, which arise out of the owner's possession, use, occupancy, condition, maintenance, repair, building or rebuilding of the Project or the Retrofit Equipment, or by reason of labor or materials furnished or claimed to have been furnished to Tenant for the Project or the Retrofit Equipment.

            5.04 Option to Pay or Perform. If Tenant or Landlord, as applicable, fails to make a payment or perform an act for which it is obligated hereunder, then, subject to the provisions of Section 5.01(c), the other party may (but need not), after notice to or demand upon the responsible party and without waiving any default or releasing the responsible party from any obligation, make such payment or perform such act for the account and at the expense of the responsible party. The responsible party shall pay to the other party all amounts so paid by the other party and all necessary and incidental costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by the other party, together with interest at the Applicable Rate from the date the other party makes such payment or incurs such costs and expenses until payment by the responsible party.

                                   ARTICLE VI

                             REPAIR AND MAINTENANCE

            6.01 Obligation of Repair. Except as otherwise expressly provided herein, Tenant waives any right to make repairs at Landlord's expense which may be provided for in any law now or hereafter in effect. Tenant shall maintain and repair and keep the Improvements in normal working order. Landlord, at its option, shall have the right of access at all times to maintain in normal working order the surface water runoff drainage system described on Exhibit "C".

            6.02 Safety and Environmental Matters. (a) Tenant shall not cause or permit any nuisance or extra hazardous condition to exist or be maintained upon the Premises and shall eliminate or remove the same promptly upon any notice thereof. Tenant shall not cause or permit the storage, production, generation, emission, disposal or burial of any hazardous or toxic materials or substances upon the Premises and shall cease and eliminate any such activities and clean up and otherwise remove any wastes or other materials resulting therefrom promptly upon the request of Landlord or any Governmental Authority. Notwithstanding the above prohibitions, however, such prohibitions as to use or storage only shall not apply (i) to any condition, material or substance usually and necessarily required in the normal course of steam and electricity generation (ii) if Landlord consents to any such condition, material or substance being used or stored on the Premises after receiving prior written notice thereof from Tenant, or (iii) those matters which Landlord is responsible for in accordance with Section 6.02(b).the requirements of this Section 6.02, Tenant at its sole cost and expense shall comply fully with all Applicable Law relating to the use, operation or maintenance of the Project. In the event that Tenant causes any nuisance or any dangerous, harmful, hazardous, toxic or unhealthful condition on the Premises, Tenant shall be fully liable for any damages, penalties or fines relating to any such condition.

                  (b) On and after the Commencement Date, Landlord shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Tenant, its parent and subsidiaries and affiliates, and their respective directors, officers and employees (and no other party) from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted by Landlord with respect to the Premises (including but not limited to the business operations, transactions or conduct of the business directly or indirectly related thereto) during periods prior to the Commencement Date (excluding any liabilities expressly assumed by Tenant pursuant to this Agreement); provided, however, that on and after the Commencement Date, Tenant shall fully and promptly pay, perform and discharge, defend, indemnify and hold harmless Landlord and its directors, officers and employees from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured, aggravation of existing conditions by Tenant or any other action taken or omitted by Tenant, its parent, subsidiaries, affiliates successors and assigns, with respect to the Premises (including but not limited to business operations, transactions or conduct of the business directly or indirectly related thereto) solely during periods after the Commencement Date. To the extent Tenant may be reasonably expected to discover the presence of any conditions which may give rise to Environmental Claims upon conducting the investigation described in Section 2.01, Landlord's liability shall terminate upon curing any condition disclosed in writing to Landlord pursuant to said investigation. In any event, Landlord shall have no liability for pre-existing conditions after the substantial completion of the site preparation, borings, footings and foundations for Tenant's Plant, except to the extent specific written notice to such effect is provided to Landlord prior to completion of such site preparation. Nothing contained herein shall have the effect of relieving Landlord or Tenant from any liability prescribed by Applicable Law with regard to Environmental Claims. For purposes of this subsection "Environmental Claim" shall mean any claim or demand by any governmental authority or any person for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the release of any chemical, material or emission into the environment at or in the vicinity of the Premises.

                                  ARTICLE VII

                           INSURANCE; INDEMNIFICATION


            7.01 Insurance. (a) Tenant shall maintain at its expense fire and extended coverage insurance on the Project and the Retrofit Equipment in amounts as are reasonably satisfactory to Landlord, which insurance shall cover all personal property, improvements and betterments, including removable trade fixtures, located in the Project and the Retrofit Equipment and on all other additions, improvements and betterments made by Tenant.

                  (b) Tenant shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date. Such policy or policies shall provide for proper limits, in amounts reasonably satisfactory to Landlord.

                  (c) Tenant shall comply with all applicable Workers' Compensation laws and provide Workers' Compensation insurance, if required, for all persons employed by it on the Project or the Retrofit Equipment or in connection with the business conducted pursuant to this Lease and shall pay any and all contributions, taxes and costs of such insurance and benefits payable thereunder which are required to be withheld and/or paid by any employer under the provisions of any applicable present or future law, ruling and regulation.

                  (d) Landlord will continue to maintain at its expense fire and extended coverage insurance on its property in the vicinity of the Premises and comprehensive general public liability insurance. Such insurance shall be in amounts and provide such coverage as may be carried by Landlord as of the Commencement Date and shall be consistent with reasonable risk management.

            7.02 Maintenance of Insurance. Landlord and Tenant shall review the limits for the above required insurance policies annually and said policy limits shall be increased to proper limits as circumstances warrant. All policies of insurance which Tenant must provide pursuant to the provisions of this Lease, except Workers' Compensation insurance, shall be issued by solvent. insurance carriers licensed to do business in the State of Texas and having a Best's rating of at least XIII, A, or better, and shall be in form reasonably satisfactory to Landlord. Tenant shall provide to Landlord copies of insurance binders (or certificates in lieu thereof) in respect to the insurance policies to be maintained in compliance with this Article no later than fifteen (15) days prior to the date on which such policies are to be effective and copies or certificates of such policies as soon as possible after the effective date of such policies. Each such binder and policy shall provide that it may not be cancelled without at least fifteen (15) days' notice to Landlord. If at any time Tenant fails to provide insurance as required by the foregoing provisions of this Article, Landlord, upon ten (10) days' notice to Tenant, may provide such insurance as Tenant's agent and in Tenant's name, and until such time as Tenant so insures (which for the purposes of this provision may only be on a subsequent renewal date), Tenant shall reimburse Landlord for premiums paid by Landlord in respect of same plus interest at the Applicable Rate from the date of Landlord's payment within twenty (20) days of receipt of Landlord's statement and evidence of payment of same.

            7.03 Waiver of Subrogation Rights. Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, their respective agents, officers, or employees for any loss or damage that may occur to the Project or the Retrofit Equipment, or any personal property of such party therein, which may arise by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of Subrogation against such other party.

            7.04 INDEMNITY. IT IS FURTHER AGREED THAT, EXCEPT AS PROVIDED ELSEWHERE IN THIS LEASE, LANDLORD AND TENANT, AS THE CASE MAY BE, SHALL INDEMNIFY AND SAVE THE OTHER PARTY, AND ITS DIRECTORS, OFFICERS, EMPLOYEES, HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL LOSS, COST, EXPENSE, DAMAGES, LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES IN THE EVENT OF ONE HUNDRED PERCENT (100%) LIABILITY OF SUCH PARTY FOR SUCH LOSS, COST, ETC.
FOR INJURY TO OR DEATH OF PERSONS (INCLUDING THE RESPECTIVE EMPLOYEES AND AGENTS OF THE PARTIES HERETO AND THIRD PARTIES), OR DAMAGE TO OR THE LOSS OF PROPERTY (INCLUDING THE RESPECTIVE PROPERTY OF THE PARTIES HERETO AND THIRD PARTIES) TO THE EXTENT CAUSED BY, OR ARISING OUT OF, OR RESULTING FROM ANY ACT, ERROR, OMISSION OR NEGLIGENCE (INCLUDING THE FAILURE TO COMPLY WITH ANY APPLICABLE REGULATIONS AS REQUIRED

HEREIN) OR VICARIOUS OR STRICT LIABILITY OF THE INDEMNIFYING PARTY IN CONNECTION WITH THE DESIGN, INSTALLATION, OPERATION OR MAINTENANCE OF THE PROPERTY AND EQUIPMENT OF THE PARTIES HERETO AS REQUIRED HEREIN. IT IS THUS INTENDED THAT EACH PARTY SHALL BE LIABLE, AS BETWEEN THE PARTIES HERETO, IN THE PERCENTAGE THAT SUCH PARTY WAS THE CAUSE OF ANY SUCH LOSS, COST, ETC.

                                  ARTICLE VIII

                             DAMAGE AND DESTRUCTION


          8.01 Election to Restore. If during the Term, all or any part of the Project or the Retrofit Equipment is destroyed or damaged by fire or other casualty (a "casualty") then in such event, unless this Lease is terminated as hereinafter provided, Tenant shall immediately give Landlord notice thereof and repair and reconstruct the Project to a condition substantially equivalent to its original condition and substantially in accordance with the Plans (but in any event in compliance with all Applicable Law).

          8.02 Election to Terminate. In the event that Tenant is unable to restore the Project within six (6) months of any such casualty to substantially the condition in which it existed prior to such casualty, Tenant shall have the election, exercisable by written notice to Landlord to be given within fifteen
(15) days after the expiration of such six (6) month period, to terminate this Lease as of the date of such casualty. In the event of such termination, Landlord shall have the right to:

            (i) Require Tenant to clear the Premises and restore the Premises to the condition in which it existed on the Commencement Date within a reasonable period thereafter, but not to exceed nine (9) months after such termination.

            (ii) Elect to purchase the Improvements, in whole or in part, at the fair market value thereof.

In the event of such termination, Tenant shall also be liable for the removal or elimination of any nuisances, dangerous, harmful or unhealthy conditions or governmental violations arising therefrom.

                                   ARTICLE IX

                                  CONDEMNATION


            9.01 Total Taking. If there is a total or constructive total taking of the Project and the Retrofit Equipment in condemnation proceedings or by any right of eminent domain, this Lease shall terminate on the date of such taking and the Rent shall be prorated to the date of such taking. For the purposes of this Section 9.01, a "constructive total taking" means a taking of so much of the Project and the Retrofit Equipment that the remaining portion cannot be used by Tenant for the same purpose as before such taking. The award or awards for such taking shall be paid to Tenant and Landlord as their interests may appear.

            9.02 Partial Taking. If there is less than a constructive total taking of the Project and the Retrofit Equipment, this Lease shall terminate as to the portion of the Project and the Retrofit Equipment so taken, and from and after the date of such taking the Annual Rent shall be reduced by just proportion. Until the amount of the reduction in Annual Rent shall have been determined, Tenant shall continue to pay to Landlord the Annual Rent provided herein, it being understood, however, that when the amount of the abatement is determined, Landlord shall refund to Tenant the amount of Annual Rent paid from the date of the taking which is in excess of the amount to which the Annual Rent has been reduced by such abatement. Subject to the provisions of the of any such taking, Tenant shall promptly restore, repair, replace and rebuild the remaining portion of the Project and the Retrofit Equipment to substantially the former condition, and shall restore Tenant's Plant and the Retrofit Equipment, if affected by the taking in order to perform the function originally intended. In the event the amount of proceeds obtained from such taking is insufficient to restore Tenant's Plant and the Retrofit Equipment as above provided, then Tenant shall not be required to restore and a total taking shall be deemed to have occurred, provided that Tenant shall be required to clear the Premises and restore the Premises (or the remainder thereof) to the condition in which it existed on the Commencement Date within a reasonable period after such taking, but not to exceed nine (9) months thereafter. Tenant shall provide written notice to Landlord of its election within thirty (30) days after final determination that the proceeds of such taking will be less than the costs of restoration, and, in any event, within ninety (90) days after such taking, otherwise it will be deemed that Tenant has elected to restore as provided herein. The award or awards payable for any taking of the type described in this
Section 9.02, less than reasonable costs of determination of the amount thereof (such net amount being hereinafter called the "Condemnation Proceeds"), shall be paid to Tenant and Landlord as their interests may appear.

            9.03 Prosecution of Proceedings. Landlord and Tenant will cooperate in the prosecution of any claim for damages arising by virtue of any proceeding described in this Article IX. Landlord and Tenant shall each have the right to participate in any condemnation proceeding to present its claim and obtain suitable compensation.

                                   ARTICLE X

                            TRADE FIXTURES AND OTHER
                          IMPROVEMENTS ON TERMINATION


            10.01 Ownership of Improvements. Tenant shall own the Improvements as specified in the Steam and Electricity Service Agreement. Landlord shall have the option to purchase the Improvements as provided in the Steam and Electricity Service Agreement. However, in the event that the parties fail to agree on a purchase price for Tenant's Plant or the Retrofit Equipment at the expiration or earlier termination of the Term, Landlord and Tenant shall negotiate in good faith to reach a mutually satisfactory disposition of such property. In the event that the parties fail to agree on disposition of all or part of such property, Landlord may require restoration of all or part of the Premises as it deems appropriate to the condition in which it existed at the Commencement Date.

            10.02 Removal of Trade Fixtures by Tenant. Tenant may remove its trade fixtures, personal property and rolling stock and any special improvements installed by Tenant at its expense which are in addition to the Improvements which Tenant is obligated to install hereunder and which are not attached to the Premises, provided that Landlord's estate value is not thereby diminished, at any time or times provided:

            (i) Such removal must be made not later than thirty (30) days after the date this Lease is terminated and be performed in such manner as to minimize to the extent reasonably possible any interference with or disturbance of work then being performed by Landlord in or on the Project;

            (ii)  Tenant is not then in default hereunder; and

            (iii) Such removal is effected without damage to the Project or the Retrofit Equipment, other than minor damage reasonably anticipated in such removal operations (or Tenant promptly repairs all damage caused by such removal), and Tenant pays all cost of clearing and removal of debris caused by or resulting from such removal.

Landlord shall not be responsible or liable for any damage to or other loss of such trade fixtures, personal property, rolling stock and special improvements notwithstanding Landlord's possession of the Project and the Retrofit Equipment at the termination of this Lease. All trade fixtures, personal property, rolling stock and special improvements on the Project which Tenant does not remove by the end of thirty (30) days after the termination of this Lease shall, without compensation to Tenant, become the property of Landlord. Tenant shall deliver to

[NOTE: THE TEXT IN THIS PAGE WAS TRANSFERED TO PREVIOUS PAGE]

Landlord within thirty, (30) days after termination of this Lease a bill of sale sufficient to properly evidence transfer of such Retrofit Equipment, fixtures, property, stock and improvements, provided that delivery of such bill of sale shall not be a prerequisite to the transfer of ownership of such property to Landlord.

                                   ARTICLE XI

                             DEFAULTS AND REMEDIES


            11.01 Events of Default by Tenant. The following shall each constitute an Event of Default by Tenant under this Lease:

      (a) If Tenant defaults under the Steam and Electricity Service Agreement and such default results in termination of the Steam and Electricity Service Agreement; or

      (b) Tenant has a material failure to comply with Applicable Law as required in Section 6.02 of this Lease and such failure is not cured within forty-five (45) days after receipt of notice from Landlord, or, if it is not feasible to perform such obligation fully within said period, if Tenant shall not have promptly commenced to cure said failure within said period, and thereafter diligently prosecute the curing of such failure to conclusion.

            11.02 Landlord's Remedies. (a) Landlord may, at its sole option, in the event of an occurrence of an Event of Default as defined in Section 11.01, exercise the following remedies provided for in this Section by written notice of default to Tenant, which shall constitute the sole and exclusive remedies available to Landlord in connection with an Event of Default under this Lease; and provided that Landlord shall be required to mitigate any damages that it incurs as a result of such default, which mitigation obligation shall decrease the amount otherwise payable by Tenant under this Section 11.02:

            In the Event of Default as above described and subject to the foregoing, Landlord may exercise its option to acquire Tenant's Plant as provided in Section 10.02, free and clear of all liens, claims and encumbrances or agreements. Such option must be exercised within thirty
      (30) days after the termination of this Lease. Closing of the transfer of the Project shall occur within thirty (30) days after the exercise of said option. In the event Landlord chooses not to exercise the option provided above or the parties are not able to agree upon a purchase price for the

      Project, Tenant shall have the option to sublease the Premises to a qualified operator reasonably satisfactory to Landlord who agrees to comply with the terms of this Lease and complies with the terms of the Steam and Electricity Agreement and the Utility Service Agreement for any transferee or assignee. There shall be no continuing default in this Lease and Landlord shall be satisfied that the benefits obtained from the Steam and Electricity Service Agreement and the Utility Service Agreement will not be interrupted or materially adversely affected. In the event Tenant is not able or refuses to comply with the foregoing, Landlord may terminate this Lease. In the event of such termination, Tenant shall be liable to Landlord for a sum of money equal to the total of (i) the unpaid Rent earned at the time of termination and Additional Rent, plus interest thereon at the Applicable Rate from the due date until paid, and (ii) any other sum of money and damages owed by Tenant to Landlord using a discount rate of twelve percent (12%).

In the event that Tenant cures any such default, Landlord may elect to reinstate this Lease and continue under this Lease for the duration of the Term.

      (b) For any failure of Tenant to perform any of its obligations under this Lease other than an Event of Default, Landlord shall have the right to enforce such obligations by injunction or mandamus action in a court of law having jurisdiction thereof, including the right to receive any damages, costs, attorneys' fees and other expenses owed to Landlord due to such failure of performance.

            11.03 Events of Default by Landlord. The following shall each constitute an Event of Default by Landlord under this Lease:

            (a) Failure of Landlord to perform any of its material obligations under this Lease and such failure is not cured within forty-five (45) days after receipt of notice from Tenant, or, if it is not feasible to perform such obligation fully within said period, if Landlord shall not have promptly commenced to cure said failure within said period, and thereafter diligently prosecute the curing of such failure to conclusion; or

            (b)   The occurrence of any of the following:

                  (i) Landlord's bankruptcy or insolvency or the initiation of any proceeding, voluntary or involuntary, against Landlord under the bankruptcy or insolvency laws, or Landlord's failure to meet its debts in the ordinary course of business;

            provided, however, that there shall be no Event of Default if, within ten (10) days from the written receipt of notice from Tenant to terminate for such default, Landlord as debtor in possession or Landlord's trustee, receiver, assignee or custodian, whichever is obligee under this Lease, in writing affirms this Lease, the Steam and Electricity Service Agreement and the Utility Service Agreement and demonstrates to Tenant's satisfaction the ability to fulfill its or their obligations under this Lease, the Steam and Electricity Service Agreement and the Utility Service Agreement;

                  (ii) Landlord makes an assignment of all or a substantial part of Landlord's Plant for the benefit of creditors.

            11.04 Tenant's Remedies. Tenant may, in the event of an occurrence of an Event of Default as defined in Section 11.03, exercise any or all of the following remedies by written notice of default to Landlord, which shall constitute the sole and exclusive remedies available to Tenant in connection with this Lease, and provided that Tenant shall be required to mitigate any damages that it incurs as a result of such default, which mitigation obligation shall decrease the amount otherwise payable by Landlord under this Section 11.04:

                  (a) Tenant may terminate this Lease. In the event of such termination, Tenant shall vacate the Premises and may disconnect and/or remove the Retrofit Equipment, after reasonable notice to Landlord, provided entry on Landlord's Land is done in accordance with Landlord's safety and security requirements.

                  (b) Tenant may elect to continue under this Lease for the term of the Steam and Electricity Service Agreement and for such longer term as may be permitted in Section 2.03.

In the event that Landlord cures any such default, Tenant may elect to reinstate this Lease and continue under this Lease for the duration of the Term.

            11.05 Damage Limitations. Notwithstanding any provision of this Lease to the contrary, neither party shall be liable for any special, incidental or consequential damages, including without limitation, loss of profits, suffered by the other party due to this Agreement for the existence, use or operation of the Improvements or Landlord's Plant. Landlord shall in no event and under no circumstances whatsoever be liable for the cost or value of Tenant's Plant, Tenant's leasehold interest in the Premises or the Retrofit Equipment or any other equipment provided by Tenant hereunder due to the failure of Tenant's Plant to qualify for any reason whatsoever as a qualifying cogeneration facility pursuant to the Federal Energy Regulatory Commission Rules or similar applicable rules promulgated by any successor state or federal regulatory body or bodies or to maintain an exemption from the Power Plant and Industrial Fuel Use Act of 1978 and applicable regulations thereunder.

            11.06 Non-Waiver. Failure by any party to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but such party shall during the continuance of such default have the right to declare such default at any time and take such action as provided hereunder. Waiver of any right for any default shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default.

            11.07 Remedies Cumulative. All rights, privileges and remedies afforded either of the parties hereto by this Lease shall be deemed cumulative and the exercise of any one of such rights, privileges and remedies shall not be deemed to be a waiver of any other right, privilege or remedy provided for herein.

                                  ARTICLE XII

                             TRANSFER OF INTERESTS


            12.01 Assignment and Subletting. Except as otherwise provided in this Article XII, Landlord and Tenant shall not assign, convey or otherwise transfer any estate, right, title and interest hereunder and/or in the Project, or any portion thereof, without the prior consent of the other party and any assignment in violation of this provision shall be void. This Lease shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

            12.02 Permitted Transfers. Either party may assign its rights and obligations under this Lease, subject to the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, to any subsequent owner of all or substantially all of the assets of Tenant's Plant and the Retrofit Equipment or Landlord's Plant, as the case may be, if such subsequent owner accepts the assignment of this Lease and assumes the obligations of the conveying party hereunder; provided, however, such right may only be exercised by Tenant if it first complies with the requirements set forth in the Steam and Electricity Service Agreement to permit Landlord a first right of refusal with respect to such sale. Upon receipt by the other party of written documentation of such assignment and assumption, the conveying party shall be released from all further liability and obligation hereunder. Either party shall have the right to assign this Lease to a subsidiary or affiliate of such party without the consent of the other party; provided that the assigning party shall not be released from its obligations hereunder.

            12.03 Prohibition Against Encumbrances. It is specifically agreed and understood that neither Tenant nor any of its successors or assigns may assign, encumber or hypothecate this Lease or any interest therein to secure financing for the purchase of Tenant's Plant, the Retrofit Equipment or Tenant's leasehold interest in the Premises, unless otherwise agreed by Landlord in writing.

            12.04 Estoppel Certificates. At the request of any party hereto, the other party will execute an estoppel certificate in favor of the requesting party or any other third party who may reasonably require such certificate, certifying to such matter as such party may reasonably require.


                                  ARTICLE XIII

                        LANDLORD'S RIGHT TO USE PREMISES

      Landlord shall have the. right, from time to time, and at Landlord's risk and expense, to erect, maintain, repair and use pipes, cables, conduits and wires in, to and through the underground or surface levels of the Project to the extent that same may be necessary with respect to other construction or maintenance of other property of Landlord adjoining or proximately related to the Project. All such work shall be done in such manner and at such times as to avoid undue interference with Tenant's use and enjoyment of the Project. Landlord shall promptly repair and indemnify Tenant from and against all damages to the Project, property and any injuries to persons resulting from any such work. All such repair work shall be performed in a good and workmanlike manner with materials of at least the same quality as the original materials.


                                  ARTICLE XIV

                                QUIET ENJOYMENT


      Landlord shall, provided Tenant pays all Rent and fulfills all terms and conditions of this Lease, take all necessary steps to secure to Tenant and to maintain for the benefit of Tenant, subject to the provisions hereof, the quiet and peaceful possession of the Project for the Term, without hindrance by Landlord or any other person claiming or purporting to claim title to the Project for the Term, or any part thereof, by, through or under Landlord. It is acknowledged by Tenant that the Premises are subject to alleged claims for payment of mechanics and materialmen as evidenced by Affidavit for Fixing Lien filed December 10, 1984, in the amount of $25,759.92 recorded in the Official Public Records of Galveston County, Texas, under Film Code No. ###-##-####. Landlord hereby affirmatively covenants to Tenant that the claims represented by such Affidavit for Fixing Lien do not constitute an exception to the warranty provided above. Landlord specifically agrees to indemnify and hold Tenant and any parties claiming by, through or under Tenant harmless from and against any and all loss, cost, expense, damage, liability, demand, claim, action or cause of action (including but not limited to reasonable attorneys' fees) arising from, related to or in any way caused by such claim. Landlord shall immediately take affirmative action to contest and resolve such claim and diligently pursue prosecution thereof in order that such claim may be released. In the event such claim has an adverse material effect on Tenant or Tenant's Plant, Landlord shall cause such claim to be removed against the Premises within sixty (60) days after written demand therefor by Tenant.


                                   ARTICLE XV

                                  HOLDING OVER

            In the event Tenant holds over after expiration or termination of this Lease, and any extension or renewal thereof, without the written consent of Landlord, Tenant shall pay as Rent one hundred twenty-five percent (125%) of the Rent effective immediately prior to the commencement of the holdover period. No holding over by Tenant after the Term shall operate to extend the Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages, including, but not limited to, claims by any other lessee to whom Landlord may have leased the Project, or a portion thereof, effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

                                  ARTICLE XVI

                                    NOTICES


            Any notices or communications permitted or required by this Lease to be in writing shall be deemed sufficiently given if delivered in person or sent by United States Postal Service, certified mail, postage prepaid, return receipt requested addressed to the respective parties at the following addresses:

               If to Landlord:               Union Carbide Corporation
                                             P. O. Box 471
                                             Texas City, Texas 77590
                                             Attention: Energy Systems Manager

               with a copy to:               Corporate Real Estate Department
                                             Union Carbide Corporation
                                             Old Ridgebury Road
                                             Danbury, Connecticut 06817

               If to Tenant:                 Northern Cogeneration One Company
                                             2600 Dodge Street
                                             Omaha, Nebraska 68131
                                             Attention: Vice President and
                                               General Manager, Cogeneration
                                               Business Line

            Any such notices or communication shall be deemed to have been given as of the date so delivered or mailed as evidenced by the stamped postal receipt. Either party hereto may change its address for the foregoing purposes by giving written notice as provided hereunder of its new address.

                                  ARTICLE XVII

                               GENERAL PROVISIONS


            17.01 Time is of the Essence. In all instances where Tenant is required hereunder to pay any sum or to perform any act at a particular indicated time or within an indicated period, time is of the essence of such provision.

            17.02 Entire Agreement. This Lease, together with other related contracts and documents provided in connection therewith, contains the entire agreement of the parties, and no representations or agreements, oral or otherwise, between the parties which are not embodied therein or attached thereto shall be of any force or effect. Any additions or amendments to this Lease will be of no force or effect unless in writing and signed by the parties hereto.

            17.03 No Agency or Partnership. Nothing herein will be deemed or construed by the parties hereto, nor by any third party, as creating or authorizing the creation of the relationship of principal and agent or of a partnership or joint venture between Landlord and Tenant.

            17.04 No Merger. There will be no merger of this Lease or of the leasehold estate created hereby with the fee estate in the Premises or any portion thereof by reason of the fact that the same person or entity may acquire or hold, directly or indirectly, all or part of such Lease or leasehold estate, or any interest therein, and such fee estate, or any interest therein.

            17.05 Attorneys' Fees. In the event of any litigation regarding this Lease, the losing party shall pay to the prevailing party all reasonable attorneys' fees in connection with such proceedings.

            17.06 Governing Law. This Lease will be governed and construed in accordance with the laws of the State of Texas. Venue of any suit, right or cause of action arising under or in connection with this Lease shall lie exclusively in Galveston County, Texas.

            17.07 Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstances will, to any extent, be illegal, invalid or unenforceable under Applicable Law or becomes unenforceable because of judicial construction, the remaining terms and provisions of this Lease or the application thereof to persons or circumstances other than those as to which it is held unenforceable shall not be affected thereby.

            17.08 Binding Effect. The terms and conditions of this Lease constitute a real property right and covenant running with the Premises and shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns. Notwithstanding termination of this Lease, the obligations of the respective parties hereto arising prior to such termination shall continue and remain in full force and effect.

            17.09 Construction. The headings contained in this Lease are for reference purposes only and shall not affect the meaning or interpretation of this Lease. All personal pronouns used in this Lease include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

            17.10 Memorandum of Lease. At the request of either party hereto, Landlord and Tenant shall execute an appropriate memorandum of this Lease in recordable form for filing in the Official Records of Real Property for Galveston County, Texas.

            17.11 Confidentiality Except to the extent necessary to record a sufficient memorandum of this Lease as provided in Section 17.10 hereof, the parties agree that the terms and conditions contained in this Lease shall not be disclosed to third parties without the written consent of the parties hereto; provided, however, that the terms and conditions in this Lease may be disclosed to the extent such disclosure is required to comply with an order of a court or administrative body having jurisdiction over this Lease.

            17.12 Force Majeure. Neither Landlord or Tenant shall be liable to the other for failure to perform as required in this Lease or for any damages resulting from such failure to the extent that such failure or damages shall be the result of occurrences of Force Majeure.

            17.13 Compliance with Laws. Landlord and Tenant shall at all times comply with all applicable and properly enacted statutes, ordinances, codes, regulations, or enactments of public bodies or Governmental Authorities exercising jurisdiction over the subject matter hereof in the installation and operation of all facilities and equipment, and any other performance, required hereunder. Tenant shall be solely responsible for acquiring any permits, certificates or other such governmental approvals required by Applicable Law for the construction and provision of Tenant's Plant and the Retrofit Equipment, except to the extent otherwise expressly provided in the Agreements or agreed by Landlord in writing.

            17.14 Late Payments. (a)   Each party hereto acknowledges that late
payment of any sum due hereunder will cause the receiving party to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Accordingly, if any sum due under this Lease shall not be received within twenty (20) days after the same is due and payable, then the obligor shall pay the sum due plus the Applicable Rate applied on a per annum basis, and any costs of collection incurred by the party to be paid by reason of failure to pay when due. Acceptance of late payments shall in no event constitute a waiver of any default with respect to such overdue amount, nor prevent any party from exercising any other rights and remedies granted herein.

            (b) If Tenant fails to pay in full any installment or payment of Rent or other charge or money obligation herein required to be paid by Tenant within a period of ninety (90) days after such payment is due, unless Tenant shall in good faith be disputing the portion of the amount due that has not been paid, Landlord may offset the amount of such Rent or other charge or money obligation against any amounts owed by Landlord to Tenant under the Steam and Electricity Service Agreement.

            17.15 Precautionary Filings. Landlord and Tenant intend that this instrument shall be an agreement of lease and such instrument shall not be intended as a security device. The parties hereto intend to file a Form UCC-1 Financing Statement in accordance with the provisions of Section 9.408 of the Texas

Business and Commerce Code, which Financing Statement shall designate the parties hereto as Landlord and Tenant, it being such parties' intent that such Financing Statement shall not of itself be a factor in determining whether or not this Lease is intended as security.

            17.16 Priority of Agreements. In the event of any inconsistency between or among this Lease, the Stream and Electricity Service Agreement or the Utility Service Agreement, or any other agreements or documents prepared in connection therewith, the order of priority of such agreements shall be as follows, with the controlling agreements listed first:

            a)    The Steam and Electricity Service Agreement.

            b)    The Utility Service Agreement.

            c)    This Lease.

            d)    Other agreements or documents.

            17.17 Fair Market Value. (a) That party exercising its purchase rights (the "Purchaser"), shall give written notice to the owner of the Premises (the "Seller") specifying the name and address of an appraiser acting on its behalf to appraise the Premises and within twenty (20) days after receipt of such notice the Seller shall give written notice to the Purchaser likewise stating the name and address of its appraiser for such purposes. Said appraiser shall within twenty (20) days after appointment of Seller's appraiser, appoint a mutually acceptable third appraiser. Each of the said appraisers shall be a member of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and shall be reasonably qualified by professional training and practical experience to appraise industrial real estate situated in Galveston County, Texas.

            (b) Each of said three appraisers shall promptly and independently endeavor to arrived at the fair market value of the Premises based upon its use for industrial activity and based upon such additional matters as are customarily taken into account in preparing such appraisals. Each appraiser shall submit to Seller and Purchaser a written appraisal report. The average value of the two appraisals having values nearest to each other shall be the fair market value of the Premises. Said appraisals shall be submitted to Seller and Purchaser no later than thirty (30) days after the appointment of the third appraiser.

            (c) In the event that the two appraisers appointed by Seller and Purchaser shall fail to appoint a third appraiser within the aforesaid twenty
(20) day period following appointment
appraisals shall be submitted to Landlord and Tenant no later than thirty (30) days after the appointment of the third appraiser.

            (c) In the event that the two appraisers appointed by Landlord and Tenant shall fail to appoint a third appraiser within the aforesaid twenty (20) day period following appointment of second appraiser, then the third appraiser shall be designated by the American Arbitration Association in the City of Houston, Texas upon the request of either of the parties hereto.

            (d) Each party shall pay the fees and expenses of the appraiser designated by it, and the parties shall share equally the fees and expenses of the third appraiser.

            EXECUTED AND WRITTEN effective as of the date and year first above written.

                                       LANDLORD:

                                       UNION CARBIDE CORPORATION


                                 By:  /s/ H. W. Lichtenberger
                                      --------------------------------------
ATTEST:                               Name:  /s/ H. W. Lichtenberger
                                             -------------------------------
[SIG]                                 Title: President
---------------------------                  -------------------------------
                                             Solvents & Coatings Material

                                 TENANT:

                                 NORTHERN COGENERATION ONE COMPANY


ATTEST:                          By:  /s/ Gary D. Hoover
                                      --------------------------------------
/s/ J. M. Bligh                       Name:  Gary D. Hoover
-----------------------------                -------------------------------
Assistant Secretary                   Title: Vice Pres & Gen Mngr.
                                             -------------------------------

                                  EXHIBIT "A"

     A TRACT OF LAND OUT-OF KOHFELDT'S SECOND ADDITION TO THE CITY OF TEXAS
                         CITY, GALVESTON COUNTY, TEXAS

According to the map of Kohfeldt's Second Addition to the City of Texas City of record in Volume 254-A, Page 19 in the office of the County Clerk of Galveston County, Texas and being more fully described by metes and bounds as follows:

BEGINNING at a one-inch iron pipe set for the point of intersection of the South right-of-way line of 5th Avenue South and and the West right-of-way line of Grant Street, said beginning point being the Northeast corner of Block 2 of said Kohfeldt's Second Addition and having 29 degrees 22' 40" North Latitude and 94 degrees 56' 34.8" West Longitude based on U.S.C.G.S. Horizontal Control Monuments;

THENCE South 0 degrees 01' 12" East along the West right-of-way line of Grant Street, same being the East line of said Block 2, a distance of 418.78 feet to a one-inch iron pipe set for corner;

THENCE South 89 degrees 581 48" West along a line parallel to the South line of said Block 2 a distance of 960.57 feet to a one-inch iron pipe set for corner;

THENCE North 0 degrees 01' 12" West along a line parallel to the East line of said Block 2 a distance of 406.19 feet to a one-inch iron pipe set for corner on the South right-of-way line of 5th Avenue South;

THENCE North 89 degrees 15' 07" East along the South right-of-way line of 5th Avenue South a distance of 300.65 feet to a one-inch iron pipe set for point of intersection;

THENCE North 89 degrees 13' 07" East along the South right-of-way line of 5th Avenue South a distance of 660.00 feet to the PLACE OF BEGINNING and containing
9.09 Acres of land, more or less;


SUBJECT TO the pipeline facilities described on the attached Exhibit C and a multi-pipeline easement shown on D. Engineers Inc. Plat dated September 30, 1985 as shown on the attached Exhibit A-1.

                                  EXHIBIT "C"

            Map describing Diagram of 24" Outfall Pipe Location Plan